EXHIBIT 23.4



                       [Letterhead of Arthur Anderson LLP]



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our reports incorporated by reference in D.R. Horton Inc.'s Form 8-K, dated June 5, 1998, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Anderson LLP

Phoenix, Arizona,
       June 3, 1998.